INVESCO TECHNOLOGY FUND                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:   4/30/2010
FILE NUMBER:         811-3826
SERIES NO.:          1

74U.   1 Number of shares outstanding (000's Omitted)

         Class A                   6,704

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

         Class B                     702
         Class C                     648
         Class Y                     103
         Investor Class           14,021
         Institutional Class          17

74V.   1 Net asset value per share (to nearest cent)

         Class A                 $ 28.53

       2 Net asset value per share of a second class of open-end company shares (to nearest cent)

         Class B                 $ 26.83
         Class C                 $ 26.12
         Class Y                 $ 28.37
         Investor Class          $ 28.29
         Institutional Class     $ 30.64